Exhibit 3.23

CERTIFICATE OF INCORPORATION

of

IMS HEALTH INVESTING I, INC.

* * * * * * * * *

First; The name of the corporation is:

IMS Health Investing I, Inc.

Second: The address of its registered office in the State of Delaware is Corporation Trust Center. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The total number of shares of capital stock which the corporation shall have authority to issue is one hundred (100) shares of Common Stock; each such share shall have a $0.01 par value.

Fifth: he name and mailing address of the incorporator is as follows:

Name	Mailing Address

Dina F. Diagonale	c/o Cognizant Corporation
200 Nyala Farms
Westport, Connecticut 06880

Sixth: The corporation shall have perpetual existence.

Seventh: in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

Eighth: Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

Ninth: Directors of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Tenth: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the

State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ninth day of April, 1998.

/s/ Dina F. Diagonale
Dina F. Diagonale, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IMS HEALTH INVESTING I, INC.

* * * *

IMS Health Investing I, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, Does Hereby Certify:

First: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED,	that Article I of the Certificate of Incorporation of the Corporation is amended in its entirety to read as follows:

“1. The name of the corporation is: IMS Health Finance, Inc.”

Second: That in Lieu of a meeting and vote of shareholders, the sole shareholder has given unanimous written consent to said amendment in accordance with the provisions of § 226 of the General Corporation Law of the State of Delaware.

Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of § 228 and 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, said IMS Health Investing I, Inc. has caused this certificate to be signed by Robin Y. Nance, its Assistant Secretary, this 22nd day of October, 1999.

IMS Health Investing I, Inc.

/s/ Robin Y. Nance
Robin Y. Nance
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IMS HEALTH FINANCE, INC.

Under Section 242

of the Delaware General Corporation Law

IMS Health Finance, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

A. That the Board of Directors of the Corporation by the unanimous written consent of its members, adopted resolutions setting forth this amendment to the Certificate of Incorporation of said Corporation pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”);

B. That the sole holder of all the outstanding capital stock of the Corporation has approved said amendment by written consent in accordance with Sections 228 and 242 of the DGCL.

C. That Article 4 of the Certificate of Incorporation of the Corporation is hereby amended and restated as follows:

“Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of common stock, par value $.01 per share, and 1,000 shares of preferred stock, par value, $.01 per share. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.”

* * * * * * *

IN WITNESS WHEREOF, IMS Health Finance, Inc. has caused this Certificate to be signed by its authorized officer on this 3rd day of November, 1999.

IMS HEALTH FINANCE, INC.

By:	/s/ Matthew L. Friedman
Name: Matthew L. Friedman
Title: Vice President and Treasurer

2

IMS HEALTH FINANCE, INC.

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

IMS Health Finance, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. That the Board of Directors of the Corporation, by the written consent of its members, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

Section 1 of the Certificate of Incorporation shall be deleted in its entirety and the following new Section 1 shall be inserted in lieu thereof:

“The name of the corporation is IQVIA Commercial Finance Inc.” (hereinafter referred to as the “Corporation”).

2. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. This Certificate of Amendment to Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of November, 2017.

IMS Health Finance, Inc.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	President

CERTIFICATE OF DESIGNATIONS

OF CLASS A CUMULATIVE PREFERRED STOCK

BY RESOLUTION OF THE BOARD OF DIRECTORS OF

IMS HEALTH FINANCE, INC.

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

IMS Health Finance, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that, pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors, acting by written consent pursuant to Section 141 of the DGCL, effective as of November 3, 1999, adopted the following resolution providing for the authorization of Class A Cumulative Preferred Stock:

RESOLVED that, pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the Certificate of Incorporation, the Board of Directors hereby create a series of preferred stock, par value S.01 per share (“Class A Cumulative Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

1. Designation and Amount. The shares of such series shall be designated as “Class A Cumulative Preferred Stock” and the number of shares constituting Class A Cumulative Preferred Stock shall be 1,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of Class A Cumulative Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Class A Cumulative Preferred Stock.

2. Cumulative Voting Power. Except as may be otherwise provided by these terms of Class A Cumulative Preferred Stock or by law, the holders of Class A Cumulative Preferred Stock shall not be entitled to vote on any matter,

3. Dividends. (a) The holders of Class A Cumulative Preferred Stock shall be entitled to receive out of funds legally available therefor, when, as and if declared by the Board of Directors, cash dividends at the annual rate of 8.3445% of the Liquidation Value (as defined in Section 11 hereof) for each share of Class A Cumulative

Preferred Stock outstanding (the “Accruing Dividends”). Accruing Dividends shall accrue, without interest, from day to day (whether or not the Corporation has earnings, there are funds legally available therefor or such dividends are declared) and shall be fully cumulative. Accruing Dividends, if declared, shall be payable annually on the last business day of each year (each of such dates being hereinafter referred to as a “Dividend Payment Date”) following the original date of issuance of Class A Cumulative Preferred Stock.

(b) So long as any shares of Class A Cumulative Preferred Stock remain outstanding, no dividend (whether in cash, securities or other property) shall be declared or paid upon, nor shall any distribution be made upon, any class of Junior Stock (as defined in Section 11 hereof), unless all Accruing Dividends then due up to the date of such dividend or distribution shall have been paid in full. All dividends declared or paid upon shares of Class A Cumulative Preferred Stock shall be declared or paid to all holders of Class A Cumulative Preferred Stock ratably in accordance with the respective amounts of unpaid Accruing Dividends on such shares. The record date for the payment of Accruing Dividends shall be the fifteenth day of the month immediately preceding the Dividend Payment Date. Holders of the shares of Class A Cumulative Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of all unpaid Accruing Dividends, except as herein provided. Any dividend declared or paid upon the Corporation’s common stock, par value $.01 per share, shall in no event exceed retained earnings of the Corporation.

4. Liquidation. (a) (i) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder(s) of each outstanding share of Class A Cumulative Preferred Stock shall first (after all liabilities of the Corporation have been satisfied) be entitled, before any distribution or payment is made upon any Junior Stock, to be paid, in the case of each such share, an amount equal to (A) the Liquidation Value of such share, plus (B) the sum of (1) all unpaid Accruing Dividends on such share as of the immediately preceding Dividend Payment Date and (2) dividends on such share accrued from and including such immediately preceding Dividend Payment Date to the relevant payment date. The amount that reflects the sum of clauses (A) and (B) in the immediately preceding sentence is herein referred to as the “Total Liquidation Amount.” If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Class A Cumulative Preferred Stock shall be insufficient to permit payment in full to all holders of Class A Cumulative Preferred Stock of the aggregate Total Liquidation Amount, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Class A Cumulative Preferred Stock. After payment in full to the holders of Class A Cumulative Preferred Stock of the aggregate Total Liquidation Amount as aforesaid, holders of Class A Cumulative Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

(ii) Written notice of any such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given (A) by certified or registered mail, postage prepaid, (B) by a nationally known overnight delivery service or (C) by hand, not less than 45 days prior to the payment date stated therein, to each holder of record of Class A Cumulative Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

2

(b) Neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or substantially all of its property and business as an entirety, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4, unless such sale, lease or conveyance shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

5. Rank. The Class A Cumulative Preferred Stock shall, with respect to dividends and rights on liquidation, winding up and dissolution, rank senior and prior to any equity securities of the Corporation.

6. Preemptive Rights. The Class A Cumulative Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

7. No Redemption or Conversion. The shares of Class A Cumulative Preferred Stock shall not be redeemable by the Corporation and shall not be converted into any other class of stock of the Corporation.

8. Reacquired Shares. Any shares of Class A Cumulative Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement and cancellation become authorized but unissued shares of preferred stock of the Corporation and may be reissued as part of this or a new series of preferred stock of the Corporation.

9. Amendment. This Certificate of Designations of Class A Cumulative Preferred Stock shall not be amended (a) in such manner as to preclude the Class A Cumulative Preferred Stock from qualifying as a preferred stock within the meaning of Section 1504(a)(4) of the Internal Revenue Code of 1986, as amended (the “Code”) or (b) otherwise in any manner which would materially alter or change the powers, preferences or special rights of Class A Cumulative Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Cumulative Preferred Stock, voting together as a single class.

10. Intention of the Corporation. The Corporation intends that Class A Cumulative Preferred Stock will qualify as preferred stock within the meaning of Section 1504(a)(4) of the Code.

3

11. Definitions. (a) “Junior Stock” shall mean any class or series of capital stock of the Corporation which may be issued which, at the time of issuance, is not declared to be on a parity with or senior to Class A Cumulative Preferred Stock as to dividends and rights upon liquidation, winding up and dissolution.

(b) “Liquidation Value” shall mean $1,000,000 per share of Class A Cumulative Preferred Stock.

(c) “Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

* * * * * * *

4

IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made herein are true under the penalties of perjury this 27th day of December, 1999.

IMS HEALTH FINANCE, INC.

/s/ Matthew L. Friedman
Name: Matthew L. Friedman
Title: VP + Treasurer

5

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF DESIGNATIONS

OF

CLASS A CUMULATIVE PREFERRED STOCK,

PAR VALUE $0.01 PER SHARE,

OF

IMS HEALTH FINANCE, INC.

IMS Health Finance, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, adopted the following resolution:

RESOLVED: That it is advisable and in the best interests of this Corporation and its stockholders that the Certificate of Designations of Class A Cumulative Preferred Stock, par value $0.01 per share (the “Class A Certificate of Designations”), of the Corporation’s Certificate of Incorporation, be amended as follows:

1. The first sentence of Section 3(a) of the Class A Certificate of Designations be amended and restated to read as follows:

“The holders of Class A Cumulative Preferred Stock shall be entitled to receive out of funds legally available therefor, when, as and if declared by the Board of Directors, dividends at the annual rate of 8.3445% of the Liquidation Value (defined in Section 11 hereof) for each share of Class A Cumulative Preferred Stock outstanding (the “Accruing Dividends”).”

2. Section 3 of the Class A Certificate of Designations be amended to include the following new sub-section:

“(c) Dividends on the Class A Cumulative Preferred Stock shall be payable in cash or other property of the Corporation, in each case in the discretion of the Board of Directors.”

SECOND: That all of the holders of Common Stock of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That all of the holders of Class A Cumulative Preferred Stock of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Authorized Officer this 1 day of October, 2013.

/s/ Margaret F. Cupp
Name: Margaret F. Cupp
Title: Vice President & Secretary

[Signature Page to Certificate of Amendment to Certificate of Designations of IMS Health Finance, Inc.]